Exhibit 99.1

Evergreen Energy Reports First Quarter 2010 Financial Results

DENVER, May 10, 2010 — Evergreen Energy Inc. (NYSE Arca: EEE), a green energy technology solutions company, reported its first quarter 2010 financial results.
“Evergreen’s focus on clean technologies gained traction during the first quarter of 2010, and I am dedicated to continue leveraging that momentum as we build a stronger business,” said Thomas H. Stoner, Jr., CEO and director of Evergreen. “Financially, we lowered operating expenses and strengthened our balance sheet. Operationally, we drove GreenCert™ and K Fuel® technologies forward in their respective product development paths.  Strategically, we solidified our transition to a green technology company by selling non-core assets and realigning our board of directors to better reflect our focus on clean technologies.”
Miles Mahoney, president and COO of Evergreen, stated, “GreenCert is a solution for the global challenges of combining increasing energy demand and efficiency with effectively managing emissions. Our product development is progressing quite well, and our relationships with IBM, EIM and Black & Veatch remain solid.  In fact, we are collaborating with Black & Veatch to launch the next version of GreenCert, and separately we are engineering a complementary new software solution.  As planned, we installed a Chief Technology Officer, Michael Gionfriddo, to drive the GreenCert product direction and strategy, including cloud-based solutions to address this emerging green energy technology market.”
Stoner added, “In addition, the need to address the global demand for new and cleaner energy sources and environmental solutions is becoming even more evident.  We believe the value of K-Fuel technology will rise as the market for clean coal technology increases.  Evergreen continues to explore a variety of areas to maximize K-Fuel valuation such as geographical expansion and alternative financing strategies.

In summary, we have made significant progress in executing our strategic plan, and we are at a pivotal point to drive revenue from clean technology.”

GreenCert & Product Development
Evergreen engaged and is working with Black & Veatch, a foremost provider of solutions for the energy sector, to launch GreenCert Energy 2.0 with enhanced functionality.  Continuing to use the IBM service-oriented architecture framework, GreenCert Energy 2.0 will extend customer-driven functionality to reduce risk and provide enterprise-wide accountability while maintaining a scalable and stable solution.  Management anticipates release of the GreenCert Energy 2.0, also available on-premise or through software-as-a-service (SaaS), in late 2010.
Evergreen is developing a complementary solution, which is a SaaS-based analytical tool for EPA Clean Air Interstate Rule (CAIR) information.  This emission monitoring solution is designed to give executives, regulatory bodies and other businesses and non-government related organizations the ability to evaluate and analyze environmental reporting as it relates to CAIR requirements.  This solution will enable comparisons across a single utility, against other utilities or like enterprises; with the ability to define regional, temporal and informational boundaries.
GreenCert’s three-phased sales strategy includes assessment, pilot projects and enterprise deployments.  The pricing of each phase is based on a blend of customer needs, resource allocation, partner participation and what data requirements have been previously documented at the client site.  Evergreen will leverage its independent service vendor relationships with IBM, EIM and Black & Veatch for distribution. All GreenCert solutions can be sold as stand-alone systems or embedded into existing applications.  Management continues to expect to deploy GreenCert solutions in the second half of 2010.

K-Fuel Technology
Regarding the K-Fuel technology, as noted in April the company’s China joint venture, Evergreen China, has entered a three-way agreement with the integrated utility/chemical manufacturer and a large Chinese design institute to assess project scope and schedule for incorporation into a commercial agreement.  The next K-Fuel step is to sign a commercialization agreement with the integrated utility/chemical manufacturer.

Financial Results
Diana Kubik, vice president and CFO of Evergreen, stated, “Our continued focus on maintaining strict cost controls delivered reduced operating expenses.  We decreased cash used in operating activities from continuing operations to $4.3 million, an improvement of $1.3 million over last year’s first quarter.  Our cost savings for the first quarter of 2010 included reduced costs at our Fort Union plant, as well as lower professional fees and other general and administrative costs.  We believe our previous investments in internal control and systems infrastructure are optimized as we transition to a pure play technology company.  Through its designed project management capability, financial planning and forecasting modules, will further strengthen our financial controls and monitoring.”
On April 1, 2010, the company completed the sale of certain assets of both Buckeye Industrial Mining Co and Evergreen, which we refer to as the “sale of Buckeye” with Rosebud Mining Company. Accordingly, the results of operations for the Mining Segment are shown as discontinued operations and prior year comparative information is also restated and reflected in discontinued operations.  Additional information on the discontinued mining operations is available in the company’s Form 10-Q for the quarter ended March 31, 2010.

Quarter Ended March 31, 2010, Compared to March 31, 2009
•	Revenues for the quarter were $100,000, representing licensing fees from GreenCert. This compares to $134,000 for consulting fees earned during the first quarter of 2009.
•
Total operating expenses for the quarter were $6.1 million, compared to $8.0 million during the same period in 2009.  G&A was $5.5 million during the quarter, including stock-based compensation expense of $2.1 million.  This compares to $6.8 million, which included $1.7 million in stock-based compensation, during the first quarter of 2009.

•	Operating loss for the quarter was $6.0 million, compared to $7.9 million in 2009.
•	Net loss from discontinued operations for the quarter was $4.1 million, compared to net income of $803,000 in 2009.

•	Net loss was $12.5 million for the quarter, or $0.07 per share, compared to net loss of $6.4 million, or $0.05 per share during 2009.
•	The cash balance at March 31, 2010 was $4.9 million, compared with $2.2 million on December 31, 2009.

GreenCert product deployment is pursuant to long-term contractual agreements with customers.  Accordingly, revenue from these agreements will be recognized on a completion basis over the life of the underlying contract and not at the time the company executes these agreements.  For example, the FoxConn contract was executed in March of 2009 and revenue was recognized in the first quarter of 2010.

Management filed its Form 10-Q with the Securities and Exchange Commission (SEC) simultaneously with this press release and will not hold an earnings conference call.

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) has developed two proven, proprietary, patented, and transformative green technologies: the GreenCert™ suite of software and services and K-Fuel®.  GreenCert, which is owned exclusively by Evergreen, is a scientifically accurate, scalable environment intelligence solution that measures greenhouse gases and generates verifiable emissions credits.  K-Fuel technology significantly improves the performance of low-rank coals yielding higher efficiency and lowering emissions.  Visit www.evgenergy.com for more information.

Safe Harbor Statement
Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this release is encouraged to study.  In addition, our ability to execute our business plan and develop the GreenCert™ or K-Fuel® technologies may be adversely impacted by an unfavorable decisions in the Buckeye litigation which will limit our ability to utilize the proceeds received from the sale of Buckeye, raise significant additional capital or effectively complete any restructure transaction on a timely basis to fund our business operations.  Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contact:
Kirsten Chapman & Becky Herrick
Lippert / Heilshorn & Associates
415.433.3777
bherrick@lhai.com

– Tables Follow –

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2010	December 31, 2009
	(in thousands)
Assets
Current:
Cash and cash equivalents	$4,887	$2,207
Accounts receivable, net	195	590
Debt issue costs, net of amortization	1,222	2,089
Prepaid and other assets	1,824	1,346
Total current assets	8,128	6,232
Property, plant and equipment, net of accumulated depreciation	5,429	5,888
Construction in progress	12,598	12,459
Restricted cash	11,342	11,339
Debt issue costs, net of amortization	909	994
Other assets	2,728	2,808
Assets of discontinued mining operations	33,728	34,784
	$74,862	$74,504

Liabilities, Temporary Capital and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,188	$3,790
Accrued liabilities	3,849	6,216
Short-term debt	14,718	16,022
Other current liabilities	1,178	1,922
Total current liabilities	22,933	27,950
Long-term debt	27,853	27,899
Deferred revenue	8,165	8,265
Asset retirement obligations	4,475	4,420
Derivative liability	4,886	1,265
Other liabilities, less current portion	1,285	1,338
Liabilities of discontinued mining operations	10,090	9,242
Commitments and contingencies
Total liabilities	79,687	80,379
Temporary Capital:
Preferred stock, $.001 par value, $1,000 stated value, 16 shares authorized; .003 and .002 outstanding, respectively	3	2
Stockholders’ deficit:
Preferred stock, $.001 par value, shares authorized 19,984; none outstanding	—	—
Common stock, $.001 par value, shares authorized 280,000; 201,305 and 146,611 shares issued and outstanding, respectively	201	147
Additional paid-in capital	535,042	525,816
Accumulated deficit	(538,084)	(529,939)
Deficit attributable to Evergreen Energy Inc. stockholders’	(2,841)	(3,976)
Deficit attributable to noncontrolling interest	(1,987)	(1,901)
Total stockholders’ deficit	(4,828)	(5,877)
	$74,862	$74,504

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2010	2009
	(in thousands, except for per share amounts)

Operating revenues:
GreenCert licensing	$100	$—
Consulting and other	—	134
Total operating revenue	100	134

Operating expenses:
General and administrative	5,497	6,828
Plant costs	135	488
Depreciation, depletion and amortization	494	648
Research and development	—	31
Total operating expenses	6,126	7,995
Operating loss	(6,026)	(7,861)

Other income (expense):
Interest income	2	47
Interest expense	(1,073)	(506)
Other income (expense), net	2,946	663
Total other income (expense)	1,875	204

Loss from continuing operations	(4,151)	(7,657)
(Loss) income from discontinued mining operations	(4,080)	803

Net loss	(8,231)	(6,854)
Less: net loss attributable to noncontrolling interest	86	486
Net loss attributable to Evergreen Energy Inc.	(8,145)	(6,368)
Dividends on preferred stock	(4,312)	—
Net loss attributable to common shareholders	$(12,457)	$(6,368)
Basic and diluted net loss per common share:
Basic and diluted (loss) per common share from continuing operations	$(0.02)	$(0.06)
Basic and diluted net (loss) income per common share from discontinued mining operations	$(0.02)	0.01
Basic and diluted net loss per common share	$(0.07)	$(0.05)
Weighted-average common shares outstanding	168,720	125,200

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2010	2009
	(in thousands)
Operating activities:
Net loss from continuing operations	$(4,151)	$(7,657)
Adjustments to reconcile net loss from continuing operations to cash used in operating activities:	1,065	1,870
Changes in operating assets and liabilities:	(1,236)	182
Cash used in operating activities of continuing operations	(4,322)	(5,605)
Cash (used in) provided by operating activities of discontinued mining operations	(1,915)	5,254
Cash used in operating activities	(6,237)	(351)

Investing activities:
Purchases of construction in progress, property, plant and equipment	(524)	(2,563)
Proceeds from sale of assets	550	—
Proceeds from maturities of marketable securities	—	2,000
Other	(4)	86
Cash provided by (used in) investing activities of continuing operations	22	(477)
Cash used in investing activities of discontinued mining operations	(276)	(3,698)
Cash used in investing activities	(254)	(4,175)

Financing Activities:
Proceeds from issuance of convertible debt	—	5,000
Proceeds from the 2010 common stock sale, net of offering costs	8,043	—
Proceeds from the issuance of 2010 convertible preferred stock, net of closing costs	8,746	—
Payment of dividends on convertible preferred stock	(4,312)	—
Payment of note principal related to 2009 Notes	(1,304)	—
Proceeds from reverse repurchase transaction	—	1,800
Payments on reverse repurchase transaction	—	(1,800)
Payments of debt issue costs	(1,999)	(491)
Other	(3)	5
Cash provided by financing activities of continuing operations	9,171	4,514
Cash provided by financing activities of discontinued mining operations	—	—
Cash provided by financing activities	9,171	4,514

Increase (decrease) in cash and cash equivalents	2,680	(12)
Cash and cash equivalents, beginning of period	2,207	7,667
Cash and cash equivalents, end of period	$4,887	$7,655